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                                                                    EXHIBIT 11.1

                             THERATX, INCORPORATED

                  COMPUTATION OF HISTORICAL EARNINGS PER SHARE
                     (In thousands, except per share data)

                                                                                THREE MONTHS ENDED
                                                                                  SEPTEMBER 30,
                                                                               --------------------
                                                                                 1996       1995
                                                                               ---------  ---------
PRIMARY
 Weighted average common stock outstanding during the period..............        20,548     20,289
 Dilutive effect of common stock equivalents..............................           574        362
                                                                               ---------  ---------
  Total...................................................................        21,122     20,651
                                                                               =========  =========
 Net income...............................................................     $   6,066  $   5,108
                                                                               =========  =========
 Net income per share.....................................................     $    0.29  $    0.25
                                                                               =========  =========
FULLY DILUTED
 Weighted average common stock outstanding during the period..............        20,548     20,289
 Dilutive effect of common stock equivalents..............................           574        362
                                                                               ---------  ---------
  Total...................................................................        21,122     20,651
                                                                               =========  =========

 Net income...............................................................     $   6,066  $   5,108
                                                                               =========  =========
 Net income per share.....................................................     $    0.29  $    0.25
                                                                               =========  =========